Northrim News
Headquarters: 3111 C Street, Anchorage, AK 99503
Contact:	Joe Schierhorn, Chief Financial Officer
(907) 261-3308

Exhibit 99.1

NEWS RELEASE

Northrim BanCorp Expands Stock Repurchase Program

ANCHORAGE, AK—June 8, 2007—Northrim BanCorp, Inc. (NASDAQ: NRIM) today announced its board of directors has authorized for repurchase up to an additional 305,029 shares of its common stock. Prior to the increase, 37,213 shares remained available for repurchase under Northrim’s stock repurchase program, bringing the total currently authorized for repurchase to 342,242 shares, or approximately 6% of currently outstanding shares.

“Repurchasing shares of Northrim stock is an excellent use of capital, and can contribute to improved shareholder value,” stated Chris Knudson, Chief Operating Officer. “This extension of our September 2002 repurchase authorization allows us to buyback up to an additional $9.1 million in stock based on current market pricing. In the past five years, we have repurchased and retired 573,442 shares, which we believe contributes to strong return on equity and long-term growth in earnings per share.”

The company intends to repurchase its shares in the open market or privately negotiated transactions, as permitted under applicable rules and regulations. The repurchase program may be modified, suspended or terminated by the Board of Directors at any time without notice. The extent to which the company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations, including targets whereby repurchases are accretive to earnings while maintaining capital ratios that exceed the guidelines for a well-capitalized financial institution. The company currently has 6.1 million shares of common stock outstanding.

About Northrim BanCorp
Northrim BanCorp, Inc. is the parent company of Northrim Bank, a commercial bank that provides personal and business banking services through locations in Anchorage, Eagle River, Wasilla, and Fairbanks, Alaska, and an asset based lending division in Washington. The bank differentiates itself with a “Customer First Service” philosophy. Affiliated companies include Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

www.northrim.com

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectibility of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.